Exhibit 32.1

PERIODIC REPORT CERTIFICATION

of the Chief Executive Officer and Chief Financial Officer

I, Daniel Griesemer, President and Chief Executive Officer of Coldwater Creek Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the report of the Company on Form 10-Q for the quarterly period ended November 1, 2008, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Daniel Griesemer
Daniel Griesemer
President and Chief Executive Officer
(Principal Executive Officer)
December 11, 2008

I, Timothy O. Martin, Senior Vice-President and Chief Financial Officer of Coldwater Creek Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) the report of the Company on Form 10-Q for the quarterly period ended November 1, 2008, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Timothy O. Martin
Timothy O. Martin
Senior Vice-President and Chief Financial Officer
(Principal Financial Officer)
December 11, 2008